EXHIBIT B
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION is made as of the day of January, 1996, by and between Pioneer Three, a Massachusetts business trust (the "Current Fund"), and Pioneer Mid-Cap Growth Fund, a business trust duly formed under the laws of the State of Delaware (the "Successor Trust").

         This  Agreement  is  intended  to  be  and  is  adopted  as a  plan  of reorganization within the meaning of Section 368 (a)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the reorganization (a "reorganization") of the Current Fund, as a new separate series of the Successor Trust. The reorganization will involve the transfer of all of the assets of the Current Fund to the sole series of the Successor Trust (the "Successor Fund") solely in exchange for (1) assumption by the Successor Fund of all liabilities of the Current Fund and (2) the issuance of shares of beneficial interest (the "Successor Shares") by the Successor Trust on behalf of the Successor Fund to the Current Fund, followed by the pro rata distribution on the Closing Date (as defined below) of the Successor Shares to the holders of shares of beneficial interest of the Current Fund (the "Current Fund Shareholders") in exchange for their shares of the Current Fund in liquidation and termination of the Current Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

         In consideration of the premises and of the covenants and agreements hereinafter set forth the parties hereto covenant and agree as follows.

1. TRANSFER OF ASSETS OF THE CURRENT FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ISSUANCE OF SUCCESSOR SHARES OF THE SUCCESSOR TRUST; TERMINATION OF THE CURRENT FUND

         1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, the Current Fund agrees to transfer all of the assets of the Current Fund as set forth in paragraph 1.2 and assign and transfer all of its liabilities to the Successor Fund of the Successor Trust which has been established solely for the purpose of acquiring all of the assets and assuming all of the liabilities of the Current Fund. The Successor Trust has not issued any Shares or commenced operations. The Successor Trust on behalf of the Successor Fund agrees that in exchange for all of the assets of the Current Fund (1) the Successor Fund shall assume all of the liabilities of the Current Fund, whether contingent or otherwise, then existing, and further (2) the Successor Trust shall deliver to the Current Fund the number of full and fractional Successor Shares equal to the value of the assets of the Current Fund transferred to the Successor Fund, minus the liabilities of the

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Current Fund assumed by the Successor Fund (the "Net  Assets"),  as described in paragraph 3.1 on the Closing Date provided for in paragraph 3.1. Such transactions shall take place at the Closing provided for in paragraph 3.1.

         1.2 The assets of the Current Fund to be acquired by the Successor Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Current Fund and other property owned by the Current Fund and any deferred or prepaid expenses shown as assets on the books of the Current Fund on the Closing Date provided for in paragraph 3.1.

         1.3 Immediately upon delivery to the Current Fund of Successor Shares, any duly authorized officer of the Current Fund shall cause the Current Fund, as the then sole shareholder of the Successor Fund, to (i) elect as Trustees of the Successor Trust the persons who currently serve as Trustees of the Current Fund;
(ii) ratify the selection of the independent accountants; (iii) approve an investment advisory agreement for the Successor Fund in the form currently approved by the shareholders of the Current Fund; (iv) approve a Rule 12b-1 plan in the form currently in place with respect to the Current Fund; and (v) adopt, on behalf of the Successor Fund, the investment objectives, investment policies and investment restrictions of the Current Fund.

         1.4 As provided in paragraph 3.4, on the Closing Date the Current Fund will distribute in liquidation the Successor Shares pro rata in proportion to the Current Fund's respective shares of beneficial interest in the Current Fund ("Current Fund Shares") to Current Fund Shareholders of record determined as of the close of business on the Closing Date, in exchange for the Current Fund Shares. Such distribution will be accomplished by the transfer of the Successor Shares then credited to the account of the Current Fund on the share records of the Successor Trust to open accounts on those records in the names of the Current Fund Shareholders and representing the respective pro rata number of the Successor Shares received from the Successor Trust on behalf of the Successor Fund due the Current Fund Shareholders. The Successor Trust shall not issue certificates representing Successor Shares in connection with such distribution. Fractional Successor Shares shall be rounded to the third place after the decimal point.

         1.5 As soon as practicable after the distribution of the Successor Shares as set forth in Section 1.4, the Current Fund shall be terminated and any such further actions shall be taken in connection therewith as are required by applicable law.

         1.6  Ownership  of  the  Successor   Shares  of  each   Successor  Fund
Shareholder shall be maintained  separately on the books of Pioneering  Services


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Corporation as the Successor Trust's shareholder services and transfer agent.

         1.7 Any transfer taxes payable upon issuance of Successor Shares in a name other than the registered holder of the Current Fund Shares on the books of the Current Fund as of that time shall be paid by the person to whom such Successor Shares are to be distributed as a condition of such transfer.

2.       VALUATION

         2.1 The value of the Current Fund's Net Assets to be acquired by the Successor Trust on behalf of the Successor Fund hereunder shall be the net asset value computed as of the valuation time provided in the Current Fund's prospectus on the Closing Date using the valuation procedures set forth in the Current Fund's current prospectus or statement of additional information.

         2.2 The value of full and fractional Successor Shares to be issued in exchange for the Current Fund's Net Assets shall be equal to the value of the Net Assets of the Current Fund on the Closing Date, and the number of such Successor Shares shall equal the number of full and fractional Current Fund Shares of the Current Fund on the Closing Date.

         2.3 All computations of value shall be made by Brown Brothers Harriman & Co. as custodian for the Current Fund and the Successor Trust.

3.       CLOSING AND CLOSING DATE

         3.1 The transfer of the Current Fund's assets in exchange for the assumption by the Successor Fund of the Current Fund's liabilities and the issuance of Successor Shares to the Current Fund, as described above, together with related acts necessary to consummate such acts (the "Closing"), shall occur at the offices of Hale and Dorr at 60 State Street, Boston, Massachusetts 02109 on January __, 1996 ("Closing Date"), or at such other place or date on or prior to March 31, 1996 as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the last daily determination of the net asset value of any Current Fund or at such other time and/or place as the parties may agree.

         3.2 In the event that on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon is restricted or (b) trading or reporting of trading on said Exchange or in any market in which portfolio securities of any Current Fund are traded is disrupted so that accurate appraisal of the value of the total net assets of the Current Fund is impracticable, the Closing shall be postponed until the first business day upon


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which  trading  shall  have been fully  resumed  and  reporting  shall have been restored.

         3.3 The Current Fund shall deliver at the Closing a certificate or separate certificates of an authorized officer stating that it has notified the Custodian, as custodian for the Current Fund, of the Current Fund's reorganization as the Successor Fund.

         3.4 Pioneering Services Corporation, as shareholder services and transfer agent for the Current Fund, shall deliver at the Closing a certificate as to the conversion on its books and records of the Current Fund Shareholder account to an account as a holder of Successor Shares. The Successor Trust shall issue and deliver to the Current Fund a confirmation evidencing the Successor Shares to be credited on the Closing Date or provide evidence satisfactory to the Current Fund that such Successor Shares have been credited to the Current Fund's account on the books of the Successor Trust. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

         3.5 Portfolio securities that are not held in book-entry form in the name of the Custodian as record holder for the Current Fund shall be presented by the Current Fund to the Custodian for examination no later than five business days preceding the Closing Date. Portfolio securities which are not held in book-entry form shall be delivered by the Current Fund to the Custodian for the account of the Successor Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Custodian in book-entry form on behalf of the Current Fund shall be delivered to the Successor Fund by the Custodian by recording the transfer of beneficial ownership thereof on its records. The cash delivered shall be in the form of currency or by the Custodian crediting the Successor Fund' account maintained with the Custodian with immediately available funds.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Current Fund represents and warrants as follows:

             4.1.A. The Current Fund is a business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Current Fund, to perform its obligations under this Agreement. The Current Fund is not required to qualify to


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do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Current Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

             4.1.B. The Current Fund is a registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;

             4.1.C. The Current Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of its Declaration of Trust or By-laws, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Current Fund is a party or by which the Current Fund is bound;

             4.1.D. The Current Fund has no material contracts or other commitments (other than this Agreement or agreements on behalf of a Current Fund for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Agreement) that will not be terminated without liability to the Current Fund on or prior to the Closing Date;

             4.1.E. No material litigation or administrative proceeding or investigation of or before any court or governmental body presently is pending or threatened against the Current Fund or any of its properties or assets. The Current Fund knows of no facts that might form the basis for the institution of such proceedings and the Current Fund is not a party to, or subject to, the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

             4.1.F. At the date hereof and at the Closing Date, all federal, state and other tax returns and reports, including information returns and payee statements, of the Current Fund required by law to have been filed or furnished by such dates shall have been filed or furnished and all federal, state and other taxes, interest and penalties shall have been paid so far as due or provision shall have been made for the payment thereof and no such return is currently under audit and no assessment has been asserted with respect to any of such returns or reports;

             4.1.G. The Current Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as such for


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each  taxable  year  since its  inception,  and will  qualify  as such as of the
Closing Date;

             4.1.H. The authorized capital of the Current Fund consists of an unlimited number of shares of beneficial interest. All issued and outstanding shares of beneficial interest of the Current Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable. The Current Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares of beneficial interest, nor is there outstanding any security convertible into any of its shares of beneficial interest;

             4.1.I. The information to be furnished by the Current Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto;

             4.1.J. All of the issued and outstanding Current Fund Shares will at the time of the Closing be held by the persons and in the amounts as certified in accordance with the provisions of paragraph 3.4;

             4.1.K. At the Closing Date, the Current Fund will have good and marketable title to the assets to be transferred to the Successor Fund pursuant to paragraph 1.1, and full right, power and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and in payment for such assets, the Successor Fund will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended;

             4.1.L. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Current Fund and this Agreement constitutes a valid and binding obligation of the Current Fund enforceable in accordance with its terms, subject to the approval of the Current Fund's Shareholders; and

             4.1.M. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Current Fund of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

         4.2 The Successor Trust represents and warrants as follows:

             4.2.A. The Successor Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware


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and has the power to own all of its  properties  and assets  and to perform  its obligations under this Agreement; the Successor Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability; the Successor Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted; that as of the date hereof and as of the Closing Date, the Successor Fund is the only series of the Successor Trust; and the Successor Fund is a duly established and designated series of the Successor Trust;

             4.2.B. The Successor Trust is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Declaration of Trust or By-laws of the Successor Trust or any agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Trust is a party or by which the Successor Trust is bound;

             4.2.C. No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Successor Trust or any of its properties or assets. The Successor Trust knows of no facts that might form the basis for the institution of such proceedings, and the Successor Trust is not a party to, or subject to, the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

             4.2.D. The Successor Trust will cause the Successor Fund to qualify as a regulated investment company under subchapter M of the Code for the taxable year in which the Closing occurs and to continue to qualify as such for each taxable year;

             4.2.E. Prior to the Closing Date, there shall be no issued and outstanding Successor Shares or any other securities of the Successor Trust; Successor Shares issued in connection with the transactions contemplated herein will be duly and validly issued and outstanding and fully paid and non-assessable;

             4.2.F. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Successor Trust, and this Agreement constitutes a valid and binding obligation of the Successor Trust enforceable against the Successor Trust in accordance with its terms;

             4.2.G. The information to be furnished by the Successor Trust for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all


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material  respects  with  Federal  securities  and  other  laws and  regulations applicable thereto; and

                  4.2.H. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Successor Trust of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

5.       COVENANTS OF THE CURRENT FUND AND THE SUCCESSOR TRUST

         5.1 The Current Fund covenants that the Successor Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

         5.2 The Current Fund covenants that it will assist the Successor Trust in obtaining such information as the Successor Trust reasonably requests concerning the beneficial ownership of Current Fund Shares.

         5.3 The Current Fund will, from time to time, as and when requested by the Successor Trust execute and deliver, or cause to be executed and delivered, all such assignments and other instruments, and will take or cause to be taken such further action, as the Successor Trust may deem necessary or desirable in order to vest in, and confirm to, the Successor Fund, title to, and possession of, all the assets of the Current Fund to be sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

         5.4 The Successor Trust will, from time to time, as and when requested by the Current Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Current Fund may deem necessary or desirable in order to vest in, and confirm to, the Current Fund, on behalf of the Current Funds, title to, and possession of, the Successor Shares issued, sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

         5.5 The Successor Trust shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws as it may deem appropriate in order to operate after the Closing Date.

         5.6 Subject to the provisions of this Agreement, the Successor Trust and the Current Fund each will take, or cause to be taken, all action and will do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

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         5.7 As promptly as  practicable,  but in any event within 60 days after the Closing Date, the Current Fund shall furnish to the Successor Trust, in such form as is reasonably satisfactory to the Successor Trust, a statement of the earnings and profits of the Current Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Successor Fund as a result of Section 381 of the Code, and which statement will be certified by the President or Treasurer of the Current Fund.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CURRENT FUND

         The obligations of the Current Fund to consummate the transactions provided for herein shall be subject to the performance by the Successor Trust of all the obligations to be performed by the Successor Trust hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

         6.1 All representations and warranties of the Successor Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; and

         6.2 The Successor Trust shall have delivered on the Closing Date to the Current Fund a certificate executed in the Successor Trust's name by its President or Vice President, in form and substance satisfactory to the Current Fund, dated as of the Closing Date, to the effect that the representations and warranties of the Successor Trust made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Current Fund shall reasonably request.

Each of the foregoing conditions precedent may be waived by the Current Fund.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR TRUST

         The obligations of the Successor Trust to consummate the transactions provided for herein shall be subject to the performance by the Current Fund of all the obligations to be performed by the Current Fund hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

         7.1 All representations and warranties of the Current Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if


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made on and as of the Closing Date;

         7.2 The Current Fund shall have delivered to the Successor Trust on the Closing Date a statement of the Current Fund's assets and liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Current Fund as to its portfolio securities and the Current Fund's federal income tax basis and holding period for each such portfolio security as of the Closing Date; and

         7.3 The Current Fund shall have delivered to the Successor Trust on the Closing Date a certificate executed in the Current Fund's name by its President or Vice President, in form and substance satisfactory to the Successor Trust, dated as of the Closing Date, to the effect that the representations and warranties of the Current Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Successor Trust shall reasonably request.

         Each of the foregoing conditions precedent may be waived by the Successor Trust.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CURRENT FUND AND THE SUCCESSOR TRUST

         The obligations of the Current Fund and the Successor Trust are each subject to the further conditions that on or before the Closing Date:

         8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the Current Fund's Shareholders in accordance with applicable law;

         8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with, the transactions contemplated hereby;

         8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities) deemed necessary by the Successor Trust or the Current Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Successor Trust or the Current Fund, provided that either party hereto may for


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itself waive any of such conditions;

         8.4 The President of the Successor Trust shall have delivered a certificate to the Current Fund on the Closing Date certifying that the Successor Trust has taken all necessary action so that it shall be a registered open-end investment company under the 1940 Act; and

         8.5 The Current Fund and the Successor Trust shall have received on or before the Closing Date an opinion of Hale and Dorr satisfactory to the Current Fund and the Successor Trust, substantially to the effect that, with respect to the Current Fund, for federal income tax purposes:

                  8.5.A.  The acquisition of all of the assets of a Current Fund by the Successor Fund solely in exchange for the issuance of Successor Shares to the Current Fund and the assumption by the Successor Fund of all of the liabilities of the Current Fund, followed by the distribution in liquidation by the Current Fund of such Successor Shares to the Current Fund Shareholders in exchange for their Current Fund Shares and the termination of the Current Fund, will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Current Fund and the Successor Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  8.5.B. No gain or loss will be recognized by the Current Fund upon (i) the transfer of all of its assets to the Successor Fund solely in exchange for the issuance of Successor Shares to the Current Fund and the assumption by the Successor Fund of the Current Fund's liabilities and (ii) the distribution by the Current Fund of the Successor Shares to the Current Fund Shareholders;

                  8.5.C.  No gain or loss will be  recognized  by any  Successor
         Fund upon its receipt of all of the Current Fund's assets solely in exchange for the issuance of the Successor Shares to the Current Fund and the assumption by the Successor Fund of all of the liabilities of the Current Fund;

                  8.5.D. The tax basis of the assets acquired by a Successor Fund from the Current Fund will be the same as the tax basis of those assets in the Current Fund's hands immediately before the transfer;

                  8.5.E. The tax holding period of the assets of the Current Fund in the hands of the Successor Fund will include the Current Fund's tax holding period for those assets;

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

                  8.5.F. The Current Fund's Shareholders will not recognize gain or loss upon the exchange of all of their Current Fund Shares solely for Successor Shares as part of the transaction;

                  8.5.G. The tax basis of the Successor Shares received by Current Fund Shareholders in the transaction will be, for each shareholder, the same as the tax basis of the Current Fund Shares surrendered in exchange therefor; and

                  8.5.H. The tax holding period of the Successor Shares received by Current Fund Shareholders will include, for each such Shareholder, the tax holding period for the Current Fund Shares surrendered in exchange therefor, provided that the Current Fund Shares were held as capital assets on the date of the exchange.

The Current Fund and Successor Trust each agree to make and provide representations with respect to the Current Fund and the Successor Fund which are reasonably necessary to enable Hale and Dorr to deliver an opinion substantially as set forth in this paragraph 8.5, which opinion may address such other federal income tax consequences, if any, as Hale and Dorr believes to be material to the transaction.

         Each of the foregoing conditions precedent to the obligations of a party, except for the receipt of the opinion of Hale and Dorr set forth in paragraph 8.5, may be waived by that party.

9.       BROKERAGE FEES AND EXPENSES

         9.1 The Successor Trust and the Current Fund each represent and warrant to the other that there are no broker's or finder's fees payable in connection with the transactions contemplated hereby.

         9.2 The Current Fund and the Successor Fund shall each be liable for its own expenses incurred in connection with entering into and carrying out the provisions of this Agreement whether or not the transactions contemplated hereby are consummated; if the transactions are consummated, such expenses of the Current Fund will be assumed by the Successor Fund as part of the transactions.

10.      ENTIRE AGREEMENT

         The Successor Trust and the Current Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

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

11.      TERMINATION

         11.1 This Agreement may be terminated by the mutual agreement of the Successor Trust and the Current Fund. In addition, either the Successor Trust or the Current Fund may at its option terminate this Agreement at or prior to the Closing Date because:

                  11.1.A. There exists a material breach by the other party of any representations, warranties or agreements contained herein to be performed at or prior to the Closing Date; or

                  11.1.B. A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

         11.2 In the event of any such termination, there shall be no liability for damages on the part of the Successor Trust or the Current Fund, or their respective trustees, directors or officers, to the other party or its trustees, directors or officers.

12.      AMENDMENT

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by the Current Funds' Shareholders, no such amendment may have the effect of changing the provisions for determining the number of Successor Shares to be paid to the Current Fund Shareholders under this Agreement to the detriment of the Current Fund Shareholders without their further approval.

13.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         13.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         13.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         13.5 All persons dealing with the Successor Trust must look solely to the property of the Successor Trust for the enforcement of any claims against the Successor Trust as neither the Trustees, officers, agents nor shareholders of the Successor Trust assume any personal liability for obligations entered into on behalf of the Successor Trust. No other series of the of the Successor Trust hereafter established shall be responsible for any obligations assumed by the Successor Trust on behalf of the Successor Fund under this Agreement.

         13.6 A copy of the Agreement and Declaration of Trust of the Current Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Current Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of the Current Fund individually, but are binding only upon the assets and property of the Current Fund.

14.      NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Current Fund or the Successor Trust, each at 60 State Street, Boston, Massachusetts 02109,
Attention: Secretary.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.


                                    PIONEER THREE


                                    By:_____________________________

                                    Its:____________________________
                                         Title



                                    PIONEER    MID-CAP   GROWTH
                                    FUND,  a Delaware  business
                                    trust, on behalf of Pioneer
                                    Mid-Cap Growth Fund

                                    By:_____________________________

                                    Its:____________________________
                                         Title